UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 12, 2007

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 12, 2007, SYS issued a press release announcing preliminary financial results for the quarter ending September 28, 2007.  A copy of the press release is attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated November 12, 2007, of SYS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS (Registrant)
Date: November 12, 2007	By: /s/ Michael W. Fink Michael W. Fink, Secretary

EXHIBIT 99.1

NEWS ANNOUNCEMENT SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: elake@systechnologies.com	Investor Contact: Christiane Pelz Lippert/Heilshorn & Associates 415-433-3777 Email: cpelz@lhai.com

SYS TECHNOLOGIES REPORTS FISCAL 2008 FIRST QUARTER RESULTS
--Quarterly Revenues Increase 26% Compared to Fiscal 2007 First Quarter --
-- Return to Profitability Reporting Net Income of $0.03 per Diluted Share--

SAN DIEGO, CA – November 12, 2007– SYS Technologies, Inc. (“SYS”) (AMEX: SYS), a leading provider of information connectivity solutions that enable real-time, complex decision-making, today reported results for the first quarter ended September 28, 2007.

Cliff Cooke, chief executive officer of SYS, said, “The groundwork we laid over the past several months delivered results. First quarter revenues grew 26 percent as compared to last year, and a higher mix of product sales fueled continued gross margin increases.  Additionally, significant operating cost reductions made during this time enabled us to achieve our stated goal of returning to profitability in fiscal 2008.”

First quarter 2008 revenues were $20.5 million, up $4.3 million from the prior year first quarter. The increase included approximately $2.5 million from an acquisition and $1.8 million from net increases in other core contract services and products. Gross margin was 27.4 percent in the quarter as compared to 22.8 percent in the prior year, reflecting a higher products-based revenue contribution.  Operating expenses were $4.5 million, or 21.8 percent of revenues, in the current year quarter, as compared to $3.9 million, or 24.2 percent of revenues, in the prior year. Importantly, on a sequential quarter basis, operating expenses have been reduced by $1.1 million or 19.4 percent from the fourth quarter of 2007.

 “First quarter revenues exceeded our guidance of $17.0 million to $19.0 million, and products-based revenue grew to 12.1 percent of revenue, up from 7.3 percent of revenue in first quarter fiscal 2007.  The favorable product mix, including higher than expected contributions from software license revenues, drove higher gross margins and positively impacted profitability.  We anticipate that in the near-term the combined software license and product revenue contribution will be less than this quarter; nevertheless, we do expect to maintain profitability.  We have implemented sustainable overall cost reductions.  In addition, we continue to work on optimizing our core contract services business as well as our enterprise video, network management and Vigilys businesses,” added Cooke.

Management has included information about non-GAAP net income because management believes it provides a more meaningful measure of quarter-over-quarter and year-over-year financial performance.  A reconciliation of generally accepted accounting principles (GAAP) results to non-GAAP net income results follows in this press release. Non-GAAP net income and non-GAAP net income per share are non-GAAP measures and exclude amortization of intangibles from acquisitions, non-cash share-based compensation charges and asset impairment charges, if any, all net of their related tax effect. For further information, please refer to the section of the press release titled, “Note Regarding Use of Non-GAAP Financial Measures.”

First quarter 2008 net income was $526,000, or $0.03 per diluted share, compared to a net loss of $115,000, or $0.01per share, in the prior year’s first quarter.  For the first quarter of 2008, the company reported non-GAAP net income of $712,000 or $0.04 per diluted share, compared to a slight loss of $5,000, or $0.00 per share in the prior year quarter.

At September 28, 2007, the company had a cash balance of $2.4 million, working capital of $9.4 million and an available credit facility balance of $2.9 million.
First Quarter Corporate Highlights

•	Awarded $37.6 million in new and follow-on contract tasking.
•
Won two key contract awards in network security management business including a $1.6 million contract to supply secure network management solutions for a government agency and a contract for BNSF Railway Company.

•	Delivered Vigilys to a customer in Delaware County, PA. where it is currently operational.
•	Ranked number 23 in Deloitte's Technology Fast 50 Program for San Diego.
•	Vigilys nominated for 2007 Annual AeA High Tech Award.

Outlook for Fiscal Year 2008

The business continues to be dependent upon awards from large government agencies and corporations, and as such, the revenue stream may be unpredictable. For the fiscal 2008 second quarter, management expects revenue to be in the range of $17.0 million to $19.0 million and the company to be profitable.  For fiscal year 2008, management expects revenue to be in the range of $78.0 million to $80.0 million. The company expects to be profitable throughout the year; however, management anticipates the level of profitability will fluctuate based on the timing and composition of revenues.

Fiscal 2008 First Quarter Conference Call

SYS management will host a conference call today, Monday, November 12, 2007 at 11:00 a.m. ET (8:00 a.m. PT), which will be simultaneously broadcast over the Internet. Participating in the call will be Cliff Cooke, chief executive officer, and Ed Lake, chief financial officer. To participate in the live call, please dial (866) 203-3206 from the US or, for international callers, please dial (617) 213-8848 passcode #93113009 approximately 15 minutes before the start time. To listen to the conference call live via the Internet, visit the SYS web site at www.systechnologies.com. Please go to the web site 15 minutes prior to its start to register, download and install the necessary audio software.

A telephone replay will be available for one week by dialing (888) 286-8010 from the US, or (617) 801-6888 for international callers, and entering passcode #80817630.

About SYS Technologies

SYS (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to our customers in the Department of Defense, Department of Homeland Security, other government agencies and to commercial companies. Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, network management, decision-support tools and Net-centric technologies, our technical experts enhance complex decision-making. We also provide solution lifecycle support with program, financial, test and logistical services and training. Founded in 1966, SYS is headquartered in San Diego and has principal offices in California and Virginia. For additional information, visit www.systechnologies.com.

Notice Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income (loss) and non-GAAP net income (loss) per share, are non-GAAP financial measures. SYS believes this information is useful to investors because it provides a basis for measuring SYS’s available capital resources, the operating performance of SYS’ business and SYS’ cash flow, excluding the effects of non-cash charges for amortization of intangibles from acquisitions, non-cash share-based compensation charges and asset impairment charges, if any, all net of their related tax effects, that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP. SYS’ management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating

SYS’ operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-financial measures as reported by SYS may not be comparable to similarly titled amounts reported by other companies. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables that accompany this press release.

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filings.

SYS AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS THREE MONTHS ENDED SEPTEMBER 28, 2007 AND SEPTEMBER 29, 2006 (UNAUDITED) (amounts in thousands, except per share data)

	2007	2006

Revenues	$20,510	$16,243

Operating costs and expenses:
Cost of revenues	14,900	12,530
Selling, general and administrative expenses	3,377	3,054
Research, engineering and development expenses	1,089	881
Total operating costs and expenses	19,366	16,465

Income (loss) from operations	1,144	(222)

Other (income) expense:
Other income	(39)	(37)
Interest expense	128	197
Total other (income) expense	89	160

Income (loss) before income taxes	1,055	(382)

Income tax provision (benefit)	529	(267)

Net income (loss)	$526	$(115)

Net income (loss) per share:
Basic	$0.03	$(0.01)
Diluted	$0.03	$(0.01)

Weighted average shares outstanding:
Basic	19,317	15,405
Diluted	19,396	15,405

SYS AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME (LOSS)
(Amounts in thousands except per share data)

	Three months ended
	September 28, 2007	September 29, 2006

GAAP net income (loss)	$526	$(115)
Amortization of intangibles	256	253
Share-based compensation expense	117	114
Tax effect	(187)	(257)
Non-GAAP net income (loss)	$712	$(5)

Basic Non-GAAP income (loss) per share	$0.04	$0.00
Diluted Non-GAAP income (loss) per share	$0.04	$0.00

Shares used in the calculation of basic Non-GAAP EPS	19,317	15,405
Shares used in the calculation of diluted Non-GAAP EPS	19,396	15,405

SYS AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (amounts in thousands, except par value amounts)
	September 28, 2007	June 30, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$2,399	$2,770
Accounts receivable, net	17,518	16,321
Inventories, net	562	599
Prepaid expenses	475	603
Deferred taxes	761	275
Total current assets	21,715	20,568

Furniture, equipment and leasehold improvements, net	2,068	1,951
Intangible assets, net	5,855	6,111
Goodwill	23,107	23,477
Other assets	250	276
Total assets	$52,995	$52,383

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$604	$--
Accounts payable	4,806	5,270
Accrued payroll and related expenses	2,656	3,887
Income taxes payable	1,192	194
Other accrued liabilities	1,257	1,474
Current portion of note payable	63	--
Deferred revenue	1,692	1,552
Total current liabilities	12,270	12,377

Convertible notes payable, related party	975	975
Convertible notes payable	2,150	2,150
Note payable, net of current portion	437	500
Other long-term liabilities	64	69
Deferred revenue, net of current portion	37	210
Deferred taxes	1,023	1,023
Total liabilities	16,956	17,304

Commitments and Contingencies

Stockholders' Equity:
4% convertible preferred stock, $.50 par value; 250 shares
authorized; none issued or outstanding	--	--
9% preference stock, $1.00 par value; 2,000 shares
authorized; none issued or outstanding	--	--
Common stock, no par value; 48,000 shares authorized;
and 19,425 and 19,232 shares issued and outstanding
as of September 28, 2007 and June 30, 2007, respectively	36,356	35,903
Accumulated deficit	(317)	(824)
Total stockholders’ equity	36,039	35,079

Total liabilities and stockholders’ equity	$52,995	$52,383